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                                                                   EXHIBIT 4.8




                             STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT (this "Agreement") made as of April 5, 1991, between MEDICAL MARKETING GROUP, INC., a Delaware corporation with offices at 100 Summit Avenue, Montvale, New Jersey 07645 (the "Company"), and MARIANNE VIGNONE ("Optionee").


                                  AGREEMENTS

          In consideration of the mutual covenants of this Agreement, the Company and Optionee agree as follows:

          1. Confirmation of Grant of Option. The Company hereby confirms that Optionee has been granted on April 5, 1991 (the "Date of Grant"), subject to the terms of this Agreement, the right (the "Option") to purchase 10,000 shares of the common stock, $.01 par value, of the Company. All of the shares of the Company's common stock are hereinafter referred to as the "Common Stock," and the 10,000 shares of Common Stock that are subject to
purchase hereunder are hereinafter referred to as "Shares."   Said
number of Shares subject to the Option may be adjusted as provided in Section 11.

          2.   Exercisability of Option.

              2.1 Subject to the terms and conditions of this Agreement, the Option shall become exercisable (i.e., "vested"):

                   2.1.1  with respect to 15% of the Shares, on
and after the first anniversary of the Date of Grant;

                   2.1.2  with respect to an additional 17.5% of
the Shares, on and after the second anniversary of the Date of Grant;

                   2.1.3  with respect to an additional 20% of
the Shares, on and after the third anniversary of the Date of Grant;

                   2.1.4  with respect to an additional 22.5% of
the Shares, on and after the fourth anniversary of the Date of Grant; and

                   2.1.5  with respect to the remainder of the
Shares, on and after the fifth anniversary of the Date of Grant.

The foregoing vesting is on a cumulative basis. Notwithstanding anything to the contrary contained herein, the Optionee agrees

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that (i) the Optionee shall not exercise the Option, and the
Option shall not be exercisable, until March 26, 1993, regardless as to whether such Option terminates prior to such date, and (ii) the Option shall terminate, without notice to the Optionee, and become null and void if the Optionee is not employed by the Company or any Affiliate of the Company at any time prior to
March 26, 1993.   Notwithstanding the foregoing sentence, in the
event of a Change of Control (as defined below), the Stock Option Committee of the Board of Directors of the Company (the "Committee") may, in its sole discretion, determine that the Option shall become exercisable in full or in part, whether or not it is then exercisable; provided, however, that the Option shall not become exercisable in full or in part because of a Change of Control of Medco Containment Services, Inc. ("Medco"), unless, immediately preceding such Change in Control, Medco was in "control" of the Company within the meaning of the Exchange
Act.   The Committee may also determine that the Option shall
become exercisable, in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Committee determines, in its sole discretion, merits special
consideration.   For purposes of this Agreement, a "Change in
Control" shall be deemed to have occurred:

(i) when any "person," as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the exchange Act (but excluding any parent (the "Parent") of the Company as defined under Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), Medco and the Company (and any successor to the Parent, Medco or the Company which became a successor to the Parent, Medco or the Company in a transaction which did not result in a Change in Control), any subsidiary of the Company as defined under Section 424 of the Code (a "Subsidiary") or subsidiary of the Parent or Medco and any employee benefit plan sponsored or maintained by the Parent or Medco or their subsidiaries or the Company or any Subsidiary, including any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner, (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of, or makes an offer to purchase, securities of the Parent, Medco or the Company representing 50 percent or more of the combined voting power of its then outstanding securities with respect to the election of directors;

(ii) when, during any period of 24 consecutive months this Agreement is in effect, the individuals who, at the








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       beginning of such period, constitute the Board of Directors of the Parent or Medco or the Board of Directors of the Company (the "Board"), as the case may be (the "Incumbent Directors"), cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors of the Parent, Medco or the Company, as the case may be, who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 3(ii);

(iii) when the shareholders of the Parent, Medco or the Company, as the case may be, approve a merger or consolidation of the Parent, Medco or the Company without the consent or approval of a majority of its Incumbent Directors;

(iv) when there is a sale or disposition of all or substantially all of the Parent's, Medco's or the Company's assets; or

(v) when the Company, the Parent or Medco adopts a plan of liquidation.

         3. The Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution and the option may not be exercised other than by the Optionee or, after the death of the Optionee, by his personal representatives, heirs or legatees. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as permitted in the preceding sentence), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to levy, attachment or similar process. Amy attempt to assign, transfer, pledge or hypothecate the Option contrary to the provisions of this Agreement, and any levy, attachment or similar process upon the Option shall be null and void and without effect, and the Board or the Committee may, in its sole discretion, upon the happening of any such event, terminate the Option as of the date of such event.

          4. The Optionee (or the representative of his estate or his heirs or legatees) may exercise the Option by giving written notice of exercise to the Company at its principal business office, specifying the number of Shares for which the Option is exercised, accompanied by payment in full of the Option Price for such Shares (together with any amount required for payroll







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withholding tax).   If the Company has established a form for
notice of exercise, the Optionee shall use such form. The Company shall cause certificates for the Shares so purchased to be delivered to Optionee or Optionee's personal representatives, heirs or legatees at its principal business office, following receipt of the notice of exercise and payment in full of the
Option price and any required withholding taxes.   Payment of the
Option price shall be made in United States dollars in the form of cash, certified check or bank draft, or by delivery to the Company of shares of Common Stock which the Optionee has owned for at least six months, or if the Committee so determines, by withholding Shares with respect to which the Optionee has exercised the Option having a Fair Market Value on the date of exercise equal to the sum of the Option Price for the withheld Shares and the remaining Shares with respect to which the Optionee has exercised the Option or any combination of such methods of payment. Shares shall be valued at Fair Market Value on the date of exercise.

         5. The unexercised portion of the Option (both vested and non-vested) shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               5.1  The tenth anniversary of the Date of Grant;

               5.2 Subject to the provisions of Section 5.3 and
5.4 below, 30 days following the date of termination of Optionee's service as an employee; provided, however, that if following such termination as an employee, Optionee is retained by the Company as a consultant, the Board or the Committee, in their sole discretion, may continue the Option for the balance of the term with respect to all or any portion of the Shares covered by it (in which case the Option shall not be deemed to have terminated) or may permit the termination to stand. Any such continuation shall not be deemed the grant of a new option.

               5.3 If the Optionee retires as an employee of the Company with the consent of the Company, the Option (both vested and non-vested) shall expire on the date of retirement, except for any portion thereof which war otherwise exercisable on the date of retirement, which shall expire unless exercised within a period of 90 days after the date of retirement.

               5.4  If Optionee dies while an employee or
contractor of the Company or within the 30 day period following the date of termination of Optionee's status as an employee or consultant (described in Section 5.2) or the 90 day period following retirement with the consent of the Company (described in Section 5.3), any unexercised portion of the Option which was







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otherwise exercisable on the date of death shall be exercisable by the representative of the estate or the heirs or legatees of the Optionee at any time within the one year period from date of death.

              5.5 If the Optionee's services with the Parent, the Company or any Subsidiary are terminated because of the Optionee's violation of his duties to the Parent, the Company or any Subsidiary, including but not limited to, violation of Optionee's obligations contained in any agreement with the Parent, the Company or any subsidiary, or Optionee's violation of any other obligation written or otherwise to the Medco, Company or any Subsidiary, as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination shall be conclusive), the Option shall terminate immediately as of the time of termination of the Optionee's services and the Optionee shall have no right after such termination to exercise any Option the Optionee might have exercised prior to his termination of service.

              5.6 In no event, however, shall the Option be exercisable after the expiration of ten years from the Date of Grant. Nothing in this Section 5 shall cause the Option to vest other than in accordance with the provisions of Section 3.

         6. Subject to adjustment as provided in Section 11, the purchase price (the "Option Price") of the shares covered by this Agreement shall be $19.625 per share.

         7. The parties hereto acknowledge that any breach of the Optionee of the non-competition covenant in any agreement with the Parent, the Company or any Subsidiary, the Optionee would cause irreparable damage to the Company. Accordingly, notwithstanding anything to the contrary contained herein, any breach or threatened breach by Optionee of the foregoing non-competition class shall entitle the Company, in addition to any other legal and equitable remedies available to it, to declare forfeited any and all stock options granted by the Company to the Optionee, whether or not such options have vested or been exercised. The parties further agree that upon forfeiture, the Company is entitled to recover, and Optionee will disgorge to the Company, any profits or proceeds acquired from
the Option.   The forfeiture provision shall survive the
termination of any such agreement and thereafter expire concurrently with the expiration date set forth in the non-competition covenant. The parties acknowledge that said forfeiture and disgorgement shall constitute liquidated damages for Optionee's breach of said non-competition covenant. The parties hereto understand and intend that the foregoing provisions shall be construed as separable and divisible, and the







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unenforceability of any restriction will not affect the
enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. Should any court find any provision of such agreement unenforceable, the parties hereby agree that it is their intent to narrow the scope of such provision, including, without limitation, the forfeiture provision, in order to enforce its intent to the broadest extent permissible.

          8. In case the Company is merged or consolidated with another corporation, or in case of a reorganization, separation, or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company under this Agreement shall either (i) make appropriate provisions for the protection of the Option by the substitution on an equitable basis of appropriate securities of the Company, or appropriate securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both, or (ii) give written notice to the Optionee that the Option must be exercised, to the extent exercisable after giving due effect to Section 3 above, within 60 days of the date of such notice or the Option will terminate.

          9. The Optionee shall have no rights as a stockholder with respect to the Shares until the date the Company has issued and delivered the Shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company and then only as to such Shares as are actually issued and delivered to the Optionee.

                10.1 The Shares issued upon exercise of the Option shall be issued only to Optionee or a person permitted to exercise the Option pursuant to Section 3. Each share certificate representing Shares purchased upon exercise of the Option shall bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended (the "1933 Act"). The certificate(s) may be made subject to a stop transfer order placed with the Company's transfer agent.

                10.2 Notwithstanding any other provision of this Agreement, unless the issuance of Shares upon exercise of the Option shall then be covered by an effective registration statement under the 1933 Act, the Company shall have no obligation to issue any Shares pursuant to an exercise of the Option in the absence of an opinion of counsel to the Company that said sale may be effected pursuant to an exemption from the
registration requirements of the 1933 Act.   If the Company's
Common Stock is not then publicly traded, the Company shall have

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no obligation to file a registration statement or take other steps to permit the Shares to be issued in compliance with the
1933 Act.   It shall be a further condition to the Company's
obligation to issue and deliver to Optionee certificates for those Shares, that Optionee deliver to the Company in writing a representation that such Optionee is exercising such Option for his own account for investment only and not with a view to distribution and that the Optionee will not make any sale, transfer or other disposition of any Shares purchased except (i) pursuant to the registration thereof under the 1933 Act, (ii) pursuant to an opinion of counsel, satisfactory in form and substance to the Company, that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no action" letter from the Securities and Exchange Commission. Optionee has been advised and understands the Shares must be held indefinitely unless they are registered for resale under the 1933 Act or an exemption from registration is available and that the Company is under no obligation to register those Shares under the 1933 Act for resale or to take any action that would make available to the holder any exemption from registration.

         11. The aggregate number of Shares purchasable under
the Option and the Option price for the Shares shall all be proportionately adjusted, as deemed appropriate by the Committee, if the Company's shares of Common Stock are split-up, converted, exchanged, reclassified, or in any way substituted for. The Committee shall also provide for appropriate adjustments of the number of Shares purchasable under the Option in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to its Common Stock for which the record date is prior to the date the Shares purchased by exercise of the Option are issued, except that no such adjustment shall be made for extraordinary cash dividends of 10% or less of the fair market value of the Common Stock (as established by the Board using any reasonable method of valuation) or stock dividends of 10% or less. Any such adjustment may include in adjustment of the Option price or the number of Shares for which the Option may be exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise, or a combination thereof, as
the Committee  deems appropriate.   In the event of a change in the
Company's presently authorized Common Stock which is limited to a change of all of its presently authorized shares of Common Stock with par value into the same number of shares without par value, or any change of the then authorized shares of Common Stock with par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be Shares, and no change in the number of Shares covered by the Option or in the Option price shall take place.







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         12.   If the Parent,  the Company or a Subsidiary shall be
required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of the Option, the Parent, the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash
payments to be made to the Optionee.   In any event, the Optionee
shall (i) make available to the Parent, the Company or such Subsidiary, promptly when requested by the Parent, the Company or such Subsidiary, sufficient funds to meet the requirements of such withholding, or, (ii) to the extent permitted by the Committee, irrevocably authorize the Company to withhold from the Shares otherwise issuable to the Optionee as a result of such exercise a number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises (the "Tax Date") which alone, or when added to funds paid to the parent, the Company or such Subsidiary by the Optionee equal the amount of the minimum withholding tax obligation (the "Withholding Election") and the Parent, the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Parent, the Company or such Subsidiary out of any funds or property due or to become due to the Optionee. The Committee or the Board may establish such rules and procedures as they deem necessary or advisable in connection with the withholding of taxes relating to the exercise of the Option.

          13. If at any time an Optionee is indebted to the Company, the Company may in the discretion of the Committee (a) withhold from the Optionee (i) following the exercise by an Optionee of an Option, Shares issuable to the Optionee having a fair market value (as determined by the Board using any reasonable method of valuation) on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by an Optionee of Shares received pursuant to the exercise of an Option, amounts due to an Optionee in connection with the sale of such Shares up to the amount of indebtedness to the Company, or
(b) take any substantially similar action.

          14. Nothing in the Plan or this Option Certificate shall confer (or be deemed to confer) upon the Optionee any right to continue in the employ or continue to be retained by the Parent, the Company or any Subsidiary or interfere in any way with the right of the Parent, the Company or any Subsidiary to terminate the Optionee's employment or retention at any time.

          15.  Each notice relating to the Option shall be in
writing and delivered in person or by certified mail to the
proper address.   Each notice to the Company  shall be addressed to
it at:  MEDICAL MARKETING GROUP, INC., 100 Summit Avenue,







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Montvale, New Jersey 07645, Attention:  Vice President -
Treasurer. Each notice to Optionee shall be addressed to Optionee at Optionee's address set forth below. Anyone to whom a notice may be given under the Option may designate a new address by notice to that effect. Each notice shall be deemed to have been given on the day it was received. The Company may require that any notice be on a specified form established by the Company.

          16. All references to the masculine gender shall be deemed to include the feminine gender, as the context may require.

          17. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. Subject to Section
3, rights granted to the Company under this Agreement shall be binding upon Optionee's personal representatives and heirs at law.

          18. This Agreement shall be the sole and exclusive source of any and all rights that Optionee, and Optionee's personal representatives or heirs at law, may have in respect of the Option as granted hereunder. This Agreement is subject to the terms of the Key Employee/Special Compensation Agreement executed by Optionee,

          19. The captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          20. The Committee shall have the authority to interpret and construe the provisions of this Agreement and such interpretation or construction shall be final and conclusive unless otherwise determined by the Board, and in any such event the determination of the Board shall be final and conclusive.
The Committee may establish such rules and regulations concerning this Agreement as the Committee may determine to be necessary or advisable for the administration of this Agreement, including without limiting the foregoing, rules and regulations concerning non-competition provisions to be abided by the Optionee. The Option shall be governed by the laws of the State of Delaware applicable to agreements made and to be fully performed therein.

          21. Should any part, term or condition hereof be declared illegal, unenforceable or not in compliance with any other laws, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the portions or provisions declared illegal, unenforceable or not in compliance with such law shall be and hereby are redrafted to conform and be in compliance with applicable law, while leaving the remaining portions of this Agreement intact.









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      WITNESS the signature of the Company's duly authorized
officer and the Optionee.


                               MEDICAL MARKETING GROUP, INC.



                               By:  Douglas W. Wamsly
                                    -----------------
                                    Vice President - Legal

                               ACCEPTED AND AGREED TO:



                               By: Marianne Vignone
                                  -----------------------
                                          Optionee

                                   100 Ernst Avenue
                                  -----------------------
                                   [Address]
                                   Bloomfield, NJ 07003
                                  -----------------------


























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